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                                                                   EXHIBIT 23(d)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Post Effective Amendment No. 1 on Form S-8 to Form S-4 No. 333-30889) of Cardinal Health, Inc., pertaining to the MediQual Systems, Inc. 1987 Nonqualified Stock Option Plan and MediQual Systems, Inc. 1996 Stock Incentive Plan, of our report dated August 2, 1996, with respect to the consolidated financial statements of Pyxis Corporation, included in the Annual Report (Form 10-K/A) of Cardinal Health, Inc. for the year ended June 30, 1997, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

                                                       ERNST & YOUNG LLP

San Diego, California
February 18, 1998